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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of shares of NBC Capital Corporation common stock in connection with the Stock Option Plan for Conversion of FFBS Bancorp, Inc. Stock Options) of our report dated January 27, 1999, included in NBC Capital Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.



                              /s/ T. E. LOTT & COMPANY